Exhibit 99.2

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at Morgan Stanley Financials

and William Blair Growth Stock Conferences

CHICAGO, June 4, 2012 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the Morgan Stanley Financials Conference in New York on Tuesday, June 12, 2012, at 12:05 p.m. Eastern Time.  The Company will also present at the William Blair 32nd Annual Growth Stock Conference in Chicago on Wednesday, June 13, 2012, at 2:40 p.m. Central Time.

Investors may access the webcast for the presentations used at both conferences under the PrivateBancorp, Inc.  Investor Relations section of the Company’s website at www.theprivatebank.com during the conference time and for 30 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2012, the Company had 34 offices in 9 states and $12.6 billion in assets.  Our website is www.theprivatebank.com.

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